Exhibit 4.6
First Amendment to Registration Rights Agreement
     This First Amendment (the “Amendment”) is entered into as of August 28, 2009, by and among Advanced BioEnergy, LLC, a Delaware limited liability company (the “Company”), and Ethanol Investment Partners, LLC, a Delaware limited liability company (“EIP”).
Background
     A. On June 25, 2007, the Company and EIP entered into a registration rights agreement (the “EIP Registration Rights Agreement”) in connection with the issuance and sale by the Company of 15% Subordinated Convertible Promissory Notes to EIP.
     B. On August 21, 2009, the Company entered into a subscription agreement with Hawkeye Energy Holdings, LLC (“Hawkeye”) pursuant to which the Company agreed to enter into a registration rights agreement with Hawkeye (the “Hawkeye Registration Rights Agreement”), provided the Company first obtained, among other third party consents, EIP’s consent to grant such rights.
     C. In connection with the execution of the Hawkeye Registration Rights Agreement, ABE and EIP desire to amend the EIP Registration Rights Agreement as follows:
Agreement
     1. Amendment to Article 1. Article 1 of the EIP Registration Rights Agreement is hereby amended and restated in its entirety as set forth in the attached Exhibit A.
     2. Amendment to Section 2.3(a). Section 2.3(a) of the EIP Registration Rights Agreement is hereby amended and restated in its entirety as set forth in the attached Exhibit B.
     3. Amendment to Section 2.9. Section 2.9 of the EIP Registration Rights Agreement is hereby amended by adding the following sentence to the end of that provision:
“The Company shall not amend the Hawkeye Registration Rights Agreement or the SDWG Investor Rights Agreement in a manner adverse to the Holders without the prior written consent of a majority in interest of the Holders.”
     4. Governing Law. The parties to this Amendment intend for the laws of the State of Minnesota to govern the validity of this Amendment, the construction of its terms and the interpretation of the rights and duties of the parties, without regard to the conflict of law provisions of such state.
     5. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one and the same instrument.

     6. Miscellaneous. Except as specifically amended herein, the EIP Registration Rights Agreement shall remain in full force and effect, as so amended. Any reference to this “Amendment,” shall include the Recitals set forth in the beginning of this Amendment.
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     This Amendment has been executed by the parties hereto as of the date first set forth above.

ADVANCED BIOENERGY LLC

By:	/s/ Richard Peterson

Richard Peterson
President, Chief Executive Officer and Chief Financial Officer

ETHANOL INVESTMENT PARTNERS, LLC

By:	/s/ Scott Brittenham

Scott Brittenham
President

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EXHIBIT A
AMENDED AND RESTATED ARTICLE 1
     1. Definitions. For purposes of this Agreement:
          1.1 “Additional Financing” means the sale by the Company of additional Units as contemplated by the registration statement on Form SB-2 filed by the Company with the SEC on September 13, 2006, as amended from time to time thereafter.
          1.2 “Affiliate” means, with respect to any specified Person, any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified Person, including without limitation any general partner, officer, director, or manager of such Person.
          1.3 “Damages” means any loss, damage, or liability to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, or liability (or any action in respect thereof) arises out of or is based upon (a) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (b) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (c) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.
          1.4 “Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Units, including options and warrants.
          1.5 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
          1.6 “Excluded Registration” means (a) a registration of Units in connection with the Additional Financing so long as such registration is declared effective by the SEC no later than June 30, 2007; (b) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; or (c) a registration relating to an SEC Rule 145 transaction.
          1.7 “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

          1.8 “Form S-2” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.
          1.9 “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.
          1.10 “GAAP” means generally accepted accounting principles in the United States.
          1.11 “Hawkeye” means Hawkeye Energy Holdings, LLC, a Delaware limited liability company.
          1.12 “Hawkeye Holders” means any “Holder” as that term is defined under the Hawkeye Registration Rights Agreement.
          1.13 “Hawkeye Registration Rights Agreement” means that certain Registration Rights Agreement dated as of August 28, 2009, between the Company and Hawkeye.
          1.14 “Holder” means any holder of Registrable Securities who is a party to this Agreement, including permitted transferees that agree in writing to be bound by and subject to the terms and conditions of this Agreement.
          1.15 “Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.
          1.16 “Investor Rights Agreement” means that certain Investor Rights Agreement dated as of November 8, 2006 between the Company and SDWG, as amended.
          1.17 “IPO” means the Company’s first underwritten public offering of its Units or other equity securities under the Securities Act.
          1.18 “Operating Agreement” means that certain Third Amended and Restated Operating Agreement of the Company dated as of February 1, 2006, as amended from time to time.
          1.19 “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.
          1.20 “Registrable Securities” means (a) the Units issued to EIP upon conversion of the promissory notes issued to EIP under the Note Purchase Agreement; and (b) any Units issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Units referenced in clause (a) above, including without limitation any

Units which are issued to EIP subsequent to the conversion resulting from any stock split or merger, and excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Section 3.1, and excluding for purposes of Section 2 any Units for which registration rights have terminated pursuant to Section 2.12 of this Agreement.
          1.21 “Restricted Securities” means the securities of the Company required to bear the legend set forth in Section 2.11(b) hereof.
          1.22 “SDWG” means South Dakota Wheat Growers Association, a South Dakota cooperative.
          1.23 “SDWG Holder” means any “Holder” as that term is defined under the Investor Rights Agreement.
          1.24 “SEC” means the Securities and Exchange Commission.
          1.25 “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.
          1.26 “SEC Rule 144(k)” means Rule 144(k) promulgated by the SEC under the Securities Act.
          1.27 “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.
          1.28 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
          1.29 “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Section 2.6.
          1.30 “Units” means units of membership interests in the Company, or shares or other equity interests of the Company issued in exchange for or otherwise in connection with any transaction as described in Section 2.1.

EXHIBIT B
AMENDED AND RESTATED SECTION 2.3(a)
          2.3 Underwriting Requirements.
               (a) If, pursuant to Section 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2.1, and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 2.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Section 2.3, if the underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of equity securities to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of equity securities that may be included in the underwriting shall be allocated as follows: (1) as between Holders of Registrable Securities that are party to this Agreement (the “EIP Holders”), the Hawkeye Holders and the SDWG Holders, in proportion (as nearly as practicable) to the number of equity securities that each group requested to be included in the underwriting, and then (2) as between the persons that comprise the EIP Holders, the Hawkeye Holders, and the SDWG Holders in proportion (as nearly as practicable) to the number of equity securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such Holders; provided, however, the number of Registrable Securities held by the EIP Holders to be included in such underwriting shall not be reduced unless all other securities, except the equity securities requested to be included in the underwriting by the Hawkeye Holders and the SDWG Holders which shall be reduced as contemplated in the prior sentence, are first entirely excluded from the underwriting.